Exhibit 11.1
ContiFinancial Corporation
Computation of Earnings Per Common Share

                   Basic
                   -----
Net Income (Loss)                                             (426,257,000)

Weighted Average Shares
   1st Quarter                                 46,685,863
   2nd Quarter                                 46,153,506
   3rd Quarter                                 46,142,836
   4th Quarter                                 46,153,556
                                               ----------
                                       Average                  46,283,940
                                                               -----------
   Year ended March 31,1999 Basic EPS                               ($9.21)
                                                               ===========

                   Diluted
                   -------

Diluted earnings per share equals basic earnings per share in fiscal 1999, as the dilutive calculation would have an antidilutive impact as a result of the net loss incurred in that fiscal year.
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Exhibit 11.1

ContiFinancial Corporation
4th Q EPS calculation

                   Basic

                                                                                        Weighted
                                                        * of shares      weighting    Avg. Shares
                                                        -----------      ---------    -----------
Continental Grain shares                                 35,918,421         100%       35,918,421

Shares Issued in IPO                                      7,130,000         100%        7,130,000

Shares Acquired through exercise of options                   1,996         100%            1,996

Shares Acquired Through Accelerated Vesting -8/15/96          1,996         100%            1,996

Shares Acquired Through Accelerated Vesting -8/15/96         53,220         100%           53,220

Shares Acquired Through Accelerated Vesting -11/19/96         3,990         100%            3,990

Shares Acquired through exercise of options -1/23/97          5,991         100%            5,991

Shares Acquired through exercise of options -2/19/97          3,395         100%            3,395

Shares Acquired through exercise of options -4/11/97          5,328         100%            5,328

Shares Acquired through exercise of options -4/30/97          5,326         100%            5,326

Shares Acquired through exercise of options -5/9/97           2,995         100%            2,995

Shares Acquired through exercise of options -8/19/97         11,185         100%           11,185

Vested Restricted Stock of former Employees -4/2/97           5,328         100%            5,328

Vested Restricted Stock of former Employees -4/11/97          5,321         100%            5,321

Secondary Equity Offering                                 3,220,000         100%        3,220,000

Shares Acquired through exercise of options -11/17/97        22,370         100%           22,370

Shares Acquired Through Accelerated Vesting -11/30/98           970         100%              970

Vested Restricted Stock of former Employees -12/1/98         15,965         100%           15,965

Shares Acquired Through Accelerated Vesting -12/1/98         10,645         100%           10,645

Shares Acquired Through Accelerated Vesting -12/01/98           710         100%              710

Less: Shares repurchased for treasury                    (1,000,000)    various        (1,000,000)

Effect of Restricted Shares:
   Restricted Shares Outstanding during the Quarter
     Restricted Shares Granted - IPO                    1,330,532
     Vested Shares of Departed Employees:
      During the quarter                                 (146,374)
                                                      -----------
     Outstanding Restricted Shares                      1,184,158
        Percentage Vested for whole quarter                 60.00%
                                                      -----------
         Shares Outstanding during whole quarter          710,495       710,495        100%       710,495
                                                      -----------
        Percentage Vested as of March 31                    20.00%
                                                      -----------
         Shares Outstanding for 1 day                     236,832       236,832       1.11%         2,631
                                                      -----------

   Restricted Shares Outstanding for part of the
    Quarter (forfeited Feb 5)
     Outstanding Restricted Shares                            775
        Percentage Vested for part of quarter                0.00%
                                                      -----------
         Shares Outstanding during part of quarter              0             0      38.89%             0
                                                      -----------

   Restricted Shares Outstanding for part of the
    Quarter (forfeited Feb 26)
     Outstanding Restricted Shares                          1,290
        Percentage Vested for part of quarter                0.00%
                                                      -----------
         Shares Outstanding during part of quarter              0             0      62.22%             0
                                                      -----------

   New Awards of Restricted Shares
     Restricted Shares Granted - 1/15/97                    6,000
        Percentage Vested for whole quarter                 40.00%
                                                      -----------
          Shares Outstanding during whole quarter           2,400         2,400        100%         2,400
                                                      -----------
        Percentage Vested as of March 31                    20.00%
                                                      -----------
          Shares Outstanding for 1 day                      1,200         1,200       1.11%            13
                                                      -----------

   New Awards of Restricted Shares
     Restricted Shares Granted - 4/10/97                   20,000
        Percentage Vested                                   34.00%
                                                      -----------
          Shares Outstanding                                6,800         6,800        100%         6,800
                                                      -----------

   New Awards of Restricted Shares
     Restricted Shares Granted - 5/1/97                     6,400
        Percentage Vested                                   33.33%
                                                      -----------
         Shares Outstanding                                 2,133         2,133        100%         2,133
                                                      -----------

   New Awards of Restricted Shares
     Restricted Shares Granted - 9/17/97                   10,000
        Percentage Vested                                   34.00%
                                                      -----------
         Shares Outstanding                                 3,400         3,400        100%         3,400
                                                      -----------

   New Awards of Restricted Shares
     Restricted Shares Granted - 4/28/98                   99,405
     Vested Shares of Departed Employees:
      During the whole quarter                            (3, 745)
                                                      -----------
  Outstanding Restricted Shares                            95,660
        Percentage Vested for whole quarter                  0.00%
                                                      -----------
          Shares Outstanding                                    0             0        100%             0

        Percentage Vested as of March 31                    50.00%
                                                      -----------
          Shares Outstanding for 1 day                     47,830        47,830       1.11%           531
                                                      -----------
Weighted Average Shares Outstanding                                                            46,153,556
                                                                                             ------------
Quarter income (loss)                                                                        (259,226,000)
                                                                                             ------------
Basic Earnings (Loss) Per Share                                                                    ($5.62)